UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2005
LIONBRIDGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26933	04-3398462

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1050 Winter Street, Suite 2300, Waltham, MA	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 434-6000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Acquisition or Disposition of Assets
     As previously reported and described in the Company’s Report on Form 8-K filed on September 7, 2005 and Report on Form 8-K/A filed on November 9, 2005, on September 1, 2005 (the “Closing”), the Company completed the acquisition of Bowne Global Solutions, a division of Bowne & Co., Inc. (“Bowne”) pursuant to the terms of the Agreement and Plan of Merger with GGS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, BGS Companies, Inc., a Delaware corporation (“BGS”), Bowne and Bowne of New York, LLC, a Delaware limited liability company dated as of June 27, 2005. Pursuant to the merger, BGS became a wholly owned subsidiary of the Company. Upon the Closing, each share of common stock of BGS was automatically converted into the right to receive a portion of the merger consideration. The merger consideration paid by the Company to the holders of BGS common stock consisted of 9,400,000 shares of the Company’s common stock and $128.5 million in cash. As described in such Form 8-K, a portion of the proceeds from a loan were used to fund the acquisition.
     The Company is filing herewith unaudited pro forma combined condensed financial statements for the nine month periods ended September 30, 2004 and September 30, 2005, and for the year ended December 31, 2004, all of which have been prepared accounting for the Merger using the purchase method of accounting.
Item 9.01. Financial Statements and Exhibits
     ( b ) Pro Forma Financial Information
     Included herein as Exhibit 99.1.
     (c) Exhibits.
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONBRIDGE TECHNOLOGIES, INC.
Date: November 23, 2005	By:	/s/ Jeffrey Fitzgerald
Jeffrey Fitzgerald
Vice President, Finance and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Combined Condensed Financial Statements for the nine months ended September 30, 2005 and 2004, and for the year ended December 31, 2004.